UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Prospectus under the Securities Act of 1933

EZ ENGLISH ONLINE INC.
(Name of Small Business Issuer in its Charter)

DELAWARE	8200	N/A
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Identification No.)	Identification No.)

307 West 2nd Street, Suite 304
North Vancouver, British Columbia, V7M 1E2
(604) 809 3535
(Address and telephone number of principal executive offices)

Andrea Molnar, President
307 West 2nd Street, Suite 304
North Vancouver, British Columbia, V7M 1E2
(604) 809 3535
(Name, address and telephone number of agent for service)

with a copy to:
Penny Green
Bacchus Law Group
1511 West 40th Avenue
Vancouver, British Columbia, V6M 1V7
Tel (604) 732 4804 Fax (604) 408 5177

Approximate date of proposed sale to the public: From time to time after this Prospectus is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 43, check the following box. [ ]

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit (2)	Price (1)	Registration Fee

Common Stock	2,000,000	$0.08	$160,000	$17.12

1	Estimated solely for the purposes of calculating the registration fee under Rule 457.

The registrant hereby amends this Prospectus on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Prospectus shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

EZ ENGLISH ONLINE INC.

2,000,000 SHARES
COMMON STOCK

1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for our common stock.

We are offering up to a total of 2,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.08 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at the BMO Bank of Montreal. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.

There are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by Andrea Molnar, our sole officer and director.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.08	$0.03	$0.05
Per Share - Maximum	$0.08	$0.015	$0.065
Minimum	$80,000	$30,000	$50,000
Maximum	$160,000	$30,000	$130,000

The difference between the Offering Price and the Proceeds to Us is $30,000. The $30,000 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

Our securities are not listed for trading on any national securities exchange or the Nasdaq Stock Market. We do not intend to apply for listing on any national securities exchange or the Nasdaq Stock Market.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents

PART I — INFORMATION REQUIRED IN PROSPECTUS

PART I — INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Our Business

EZ English Online Inc. (“EZ English”, “we”) is a start-up stage company. We have no revenues and we have only recently begun operations. We have minimal assets and have incurred losses since inception. We have developed a website (www.ezenglishonline.com) that offers instruction in teaching English as a second language.

Our principal executive office is located at Suite 304, 307 West 2nd Street, North Vancouver, British Columbia, V7M 1E2 and our telephone number is (604) 809-3535. Our fiscal year end is September 30.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

The Offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stock minimum and 2,000,000 shares of common stock maximum, par value $0.0001

Offering price per share	$ 0.08

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us	Approximately $50,000 assuming the minimum number of shares are sold.

Approximately $130,000 assuming the maximum number of shares are sold.

Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and general working capital.

Number of shares outstanding before the offering	4,000,000

Number of shares outstanding after the offering if all of the shares are sold	6,000,000

Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Income Statement Data

From March 2, 2005
(inception)
to September 30, 2005
Revenue	$0
Expenses	$31,256
Net Profits (Losses)	$(31,256)

Balance Sheet Data

As of
September 30, 2005
Working Capital (deficit)	$(25, 606)
Total Assets	$2,188
Total Liabilities	$27, 794

As of September 30, 2005, we have a working capital deficiency of $25,606 and accumulated losses of $31,256 since inception. We expect to require an additional $58,000 in net financing to continue operations for the next year.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

EZ English Risks

1. There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty in their audit report dated January 16, 2006. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 2, 2005 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $31,256. Our ability to achieve and maintain profitability and positive cash flow is dependent upon completion of this offering
  our ability to attract customers who will pay for online teaching English as a second language lessons our ability to generate revenues through the sale of our online teaching English as a second language lessons

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We are solely dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business. We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations. We need the proceeds from this offering to pay for marketing and continued development of our website. If the maximum of $160,000 is raised, this amount will enable us, after paying the expenses of this offering, to complete our website and to begin marketing our website. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing we may have to cease operations. We anticipate that if we are successful in raising $80,000, the $50,000 proceeds net of offering costs will enable us to operate for approximately one year. If we are successful in raising the maximum of $160,000, our intention is to increase our spending in the areas of production and marketing and we expect these proceeds to last us approximately 18 months.

4. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

  our ability to generate enough working capital from future equity sales;
  the level of commercial acceptance by the public of our online course;
  fluctuations in the demand for instruction for teaching English as a second language;
  the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
  general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

5. Because we are small and do not have much capital, we must limit marketing our services to potential customers and suppliers. As a result, we may not be able to attract enough customers or suppliers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential customers. We intend to generate revenue through the sale of our online Teaching English as a Second Language course. Because we will be limiting our marketing activities, we may not be able to attract enough customers to advertise on our website or to purchase our course to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. We believe that many consumers do not shop on the Internet because they believe their credit card information may be compromised. This will reduce our potential income.

We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, US federal regulations require that any computer software used within the US contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the US is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are inhibiting potential customers from purchasing goods and services on the Internet. Accordingly, many people who may want our products may not purchase them as a result of a belief that their credit card information could be compromised.

7. Because the Internet may be subject to future regulation, we may have to spend money for compliance with new laws that we have not planned for. This could have an adverse affect on our operation.

The Internet is at an early stage of development. We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. The creation of new laws and regulations could adversely affect our operations since we have not allocated any money for compliance with possible future new laws and regulations.

8. Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products and teaching courses via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

Risks Associated with this Offering

9. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

10. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which impose additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from EZ English.

11. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in EZ English.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in EZ English will need to come through appreciation of the stock’s price.

12. Because our officer and director, who is also a promoter, will own more than 50% of the outstanding shares after this offering, she will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 2,000,000 shares of common stock in this offering, Andrea Molnar will still own 4,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Molnar will be able to elect all of our directors and control our operations which could decrease the price and marketability of the shares.

13. We indemnify our directors against liability to EZ English and our stockholders, and the costs of this indemnification could negatively affect our operating results.

EZ English's Bylaws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. The Bylaws also allow for reimbursement of certain legal defenses.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling EZ English, EZ English has been informed that in the opinion of the SEC such indemnification is against public policy and unenforceable.

Since our directors and officers are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to ensure that meet the standards required by law to properly carry out their duties, which could have a negative impact on our operating results. Also, if any director or officer claims against EZ English for indemnification, the costs could have a negative effect on our operating results.

Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $80,000. The table below sets forth the use of proceeds if $80,000 or $160,000 of the offering is sold.

	$80,000	$160,000
Gross proceeds	$80,000	$160,000
Offering expenses	$30,000	$30,000
Net proceeds	$50,000	$130,000

The net proceeds will be used as follows:

Outstanding liabilities	$5,000	$25,000
Website development	$15,000	$25,000
Marketing and advertising	$20,000	$25,000
General and Administrative	$10,000	$55,000
TOTAL	$50,000	$130,000

Total offering expenses are $30,000. Of the $30,000, the amounts to be paid from the proceeds for expenses of the offering are: $20,000 for legal fees; $1,000 for printing and marketing fees; $8,000 for accounting fees and expenses; ; $100 for filing fee, and, $900 for miscellaneous unforeseen expenses relating to the offering.

As of September 30, 2005, we had spent $6,022 toward the development of our website. We intend to spend between $5,000 and $25,000 for further development of our Teaching English as a Second Language course offered on our website.

Marketing and advertising will be focused on promoting our website to prospective purchasers of our courses. We intend to generate hits to our website through search engine optimization and other methods. We anticipate that the costs to carry out our marketing campaign will be between $20,000 and $25,000.

We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

If we raise the maximum amount under this offering, we intend to pay fees to a marketing consultant and an administrative assistant.

General and Administrative Costs include costs related to operating our office. These costs include rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $160,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of operating history
  the proceeds to be raised by the offering
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and our cash requirements

Dilution of the Price you Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of September 30, 2005, the net tangible book value of our shares of common stock was a deficit of $(25,606) or approximately $(0.01) per share based upon 4,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $134,394, or approximately $0.02 per share. The amount of dilution you will incur will be $0.06 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.08 per share to $0.02 per share. After completion of this offering, if 2,000,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding shares for which you will have made a cash investment of $160,000, or $0.08 per share. Our existing shareholder will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $400, or $0.0001 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $ 94,394, or approximately $ 0.02 per share. The amount of dilution you will incur will be $ 0.06 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.08 per share to $ 0.02 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 27.27% of the total number of shares then outstanding shares for which you will have made a cash investment of $120,000, or $0.08 per share. Our existing shareholder will own approximately 72.73% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $400, or $0.0001 per share.

If the minimum number of the shares are sold:

Upon completion of this offering, in the event 50% or the minimum amount of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $ 54,394 or approximately $ 0.01 per share. The amount of dilution you will incur will be $ 0.07 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.08 per share to $ 0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 20% of the total number of shares then outstanding shares for which you will have made a cash investment of $80,000, or $0.08 per share. Our existing stockholders will own approximately 80% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $400, or $0.0001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share		$0.0001
Net tangible book value per share before offering	$	(25,606)
Potential gain to existing shareholders per share		$0.03
Net tangible book value per share after offering		$134,394
Increase to present stockholders in net tangible book value per share after offering		$0.03
Capital contributions		$400
Number of shares outstanding before the offering		4,000,000
Number of shares after offering held by existing stockholders		4,000,000
Percentage of ownership after offering		66.67%

Purchasers of shares in this offering if all shares sold

Price per share	$0.08
Dilution per share	$0.06
Capital contributions	$160,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.08
Dilution per share	$0.06
Capital contributions	$120,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27.27%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share	$0.08
Dilution per share	$0.07
Capital contributions	$80,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

Plan of Distribution; Terms of the Offering

We are offering up to 2,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.08 per share. Funds from this offering will be placed in a separate bank account at BMO Bank of Montreal. Its telephone number is (604) 665-2643. We will hold the funds in the account until we receive a minimum of $80,000 at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $80,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $80,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer and director is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. She is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to EZ English Online Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Delaware on March 2, 2005. We have started operations which have been limited to developing our website and teaching course. We have developed a website (www.ezenglishonline.com) that offers a course that instructs students in Teaching English as a Second Language (TESL). We are a start-up stage corporation with limited operations and no revenues from our business operations. We have developed a website and initiated its operations. For the period ended September 30, 2005 we generated no revenue. Our business office is located at suite 304, 307 West 2nd Street, North Vancouver, British Columbia, Canada. Our telephone number is (604) 809 - 3535. The offices are located in the home of Andrea Molnar, our President. We use the space, which consists of approximately 100 square feet, on a rent free basis. We intend to look for new office space, subject to the successful completion of this offering.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause this plan to change.

We have begun very limited operations and will advance our operations until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations. Our prospects for profitability are not favorable if you consider numerous Internet based companies have failed to achieve profits.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products by the public.

Teaching English as a Second Language Courses

The commonly used industry acronyms EFL, ESL, TEFL, TESL and TESOL can be confusing, especially since they are used interchangeably. The acronyms stand for: English as a Foreign Language (EFL), English as a Second Language (ESL), Teaching English as a Foreign Language (TEFL), Teaching English as a Second Language (TESL), and Teaching English to Speakers of Other Languages (TESOL). All of these terms essentially mean the same thing, the main difference being what part of the world the term is used in (i.e. in Europe, English is commonly referred to as a foreign language, whereas in North America, English is commonly referred to as a second language).

Our Product

We offer a four part course over the Internet that teaches students to learn to teach English as a Second Language (TESL). The course is designed for anyone who is interested in a career teaching English and offers a certificate upon successful completion of the course. Our course is designed to appeal to persons who are seeking employment as an English as a Second Language (ESL) teacher both within North America and around the world. The course material is devised to benefit those who have never stepped into a classroom as well as licensed teachers who want to teach abroad and other trained professionals looking to make a career change.

Our course is a four part self study course that students can take at their own pace over the Internet. The course has been designed so that it will assist persons seeking employment as TESL teachers anywhere in the world to obtain employment. Successful graduates of our course will be able to demonstrate that they have taken a TESL course and obtained a certificate. Our course aims to assist students who take the course by providing them with a wide range of ideas on how to teach students to develop their English grammar, reading, writing, pronunciation, and listening skills. The course is available only through our website and is fully automated in that all of the reading material is available online, and quizzes and tests are done and marked online through our automated system. We offer our complete TESL course with certificate upon successful completion for a total of $199. The course includes the following features:

  Students can study online or download each module for extra convenience.
  Our TESL course is designed to allow students to progress at their own pace. Students may move through the program as quickly as they desire. The course does require, however, that students study each module in sequence. Students may only proceed to the next module after successfully passing the test of the module they are currently studying.
  The course content that students need to learn to take the quiz is available online by clicking the respective link under the heading “Reading Material”.
  After reading the Module Reading Material, the student proceeds to take a quiz. The quiz consists of a series of multiple choice questions that the student selects an answer by clicking the mouse on the answer that the student thinks correct. Each question is followed by another question until the quiz is completed. After the student completes the quiz, the quiz is automatically marked by EZ English’s automated marking system. Results for each quiz are provided immediately to the student.
  Results of all the Quizzes for the Modules are tabulated and stored on EZ English’s computer server. Students can login to the system and complete the course and write quizzes at their own pace 24 hours a day. All quizzes are graded so the student can monitor their own strengths and weaknesses. Quizzes may be rewritten if the minimum grade is not achieved on the first try.
  Each student’s overall score is tabulated by EZ English’s automated system and if the student achieves a minimum grade of 75% on each of the quizzes and tests, the student passes the course.
  In order to receive the TESL Teaching Certificate by mail, the student must have paid the $199 tuition fee and passed the course.
  The Teaching Certificate is mailed to the student by EZ English within seven days of successful completion of the course.

EZ English Course Outline

Module One, the first part of the course, covers major ideas in teaching second languages. It has three sets of reading material and there is a quiz for each set. There is also a test which covers the entire module.

Module Two is the most intensive part of the course and consists of lessons in listening, speaking, reading, writing, and grammar. This module offers five sets of reading, each with a quiz. There is also a test covering this entire module. Module Three is all about planning lessons. There is one set of reading materials and one test. Module Four covers needs analysis (assessment of students’ skills). There is a test for each of Modules Three and Four.

Upon successful completion of our course, students will receive a certificate which will demonstrate that they have taken a course in TESL with EZ English.

Website

Our website is intended to be a destination site for people looking for employment as an TESL teacher abroad. In addition to offering our four part course, the site will feature advertisements that we believe will appeal to users of our website. We intend to negotiate strategic relationships with companies that could benefit from advertising their products or services on our website. At this time we have not initiated or concluded any such relationships.

The Internet is a world-wide medium of interconnected electronic and computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

We have an agreement with Netnation Communications Inc. for the hosting of our website.

Customer Service

We intend to provide a customer service department via email where consumers can resolve questions regarding our course. Initially, customer complaints and inquiries will be handled directly by us. If we are successful in growing our company and generating significant revenues, we may hire a consultant that to deliver customer service to our online customers.

Revenue

We intend to generate revenue from three sources on the website:

1.

Revenues will be generated from the direct sale of our courses to customers. As we will own all copyright in our courses we will not be obligated to make any payments to third parties for royalties. Therefore our costs of sales will be limited to our costs to run and develop our website.

2.

We plan to offer banner advertising on our website for companies with products or services that we believe might appeal to visitors of our website. Banner advertising is any ad that is horizontally placed at the top of the web page above non-advertising content.

3.

Finally, we plan to earn revenues for special promotions to enable companies to launch new products - we would sell "premium space" on our website. Premium space is any space available on the website, other than banner space.

We intend to develop and launch an advertising campaign to introduce our website to potential customers.

Payment Processing

We have set up our website to use PayPal for payment processing. Through PayPal we are equipped to accept all major credit cards, debit cards, bank transfers, and PayPal payments. The payment process works as follows:

  a customer clicks the payment button on our website;
  the customer completes the secure forms hosted at PayPal and PayPal processes the transaction;
  the customer returns to our website and the funds arrive into our account (with PayPal) in seconds.

We do not have any monthly or annual fees to pay to PayPal. We must pay PayPal 1.9% to 2.9% of each payment plus a fee of $0.30 per transaction. Our use of PayPal’s services are governed by PayPal’s standard User Agreement, a copy of which is attached as Exhibit 10.1 to this Prospectus. Pursuant to the User Agreement, we have agreed to indemnify and hold PayPal, its parent, subsidiaries, affiliates, officers, directors and employees harmless from any claim or demand made or incurred by any third party due to or arising out of our breach of the User Agreement or by violating any law or the rights of a third party relating to our use of the PayPal service. We may discontinue use of PayPal at any time without a penalty. PayPal’s service will allow us to refund all of part of a payment received for our services within 60 days after a payment has been sent.

Competition

There is a wide variety of TESL certificates programs offered around the world, varying in length and intensity. The majority of courses offer class time and practice teaching. There are also many companies which offer TESL courses online. Most TESL courses run anywhere from a few weeks to a few months. There are also some one or two day seminars. There are many TESL certificate programs with very good reputations that are recognized by employers of teachers of English as a second language worldwide. Because we are new, we have not yet established a reputation for our brand, EZ English.

Although any TESL course can offer certification, there are certain organizations which offer accreditation to schools offering TESL courses. The organizations exist to promote and maintain internationally acceptable standards in the training of teachers of English to speakers of other languages. Often schools who have been accredited from such organizations will benefit from an improved reputation. We do not plan to apply for accreditation for our course offering from any such organization.

TESL certificate courses generally focus on practical teaching skills and many will include practice teaching as part of the course. Although there may be some general linguistic theory included, the focus of a TESL certificate course is to give someone practical knowledge. In a typical TESL course, a student will get strategies and guiding principles. A teacher-trainer might model an activity with the TESL certificate class, then the activity will be explained and discussed, bringing forth the theory behind it and possibly even stimulating the trainer or others to additional insight.

The typical TESL certificate program will focus on a variety of aspects of language teaching from very practical skills such as learning how to teach vocabulary and using games effectively, to somewhat more abstract but no less important aspects such as understanding the teacher’s role in the classroom and assessment of students’ skills and progress.

We have designed our TESL course so that it contains the key elements which we believe are essential to providing a student with a solid grasp of TESL concepts. However, our online model allows us to deliver a fully automated course that does not require the continuous cost of teachers. Accordingly, we anticipate that we will be able to offer our course for sale at a lower price than many TESL courses. We hope that our price of $199 will attract customers. We hope that over time we will be able to offer sufficiently high quality of product to allow us to develop a good reputation in our industry.

Our competitive position within the industry of TESL courses is negligible in light of the fact that we have started very limited operations. Older, well established TESL schools with records of success will attract qualified clients away from us. Since we have extremely limited operations, we cannot compete with them on the basis of reputation.

Andrea Molnar, our President, will be devoting approximately 25 hours a week to our operations. As a result, operations may be periodically interrupted or suspended which could result in a reduction of revenues and a cessation of operations.

Marketing

We intend to market our website in Canada and the United States through search engine optimization and other methods. We intend to target people in North America who are interested in obtaining jobs teaching English abroad. We may utilize inbound links that connect directly to our website from other sites. Potential customers would be able to click on these links to become connected to our website from search engines and affinity sites. Affinity sites are sites that are not owned by us, but are linked to us. We intend to hire a marketing consultant to assist us in reaching our target market.

Trademarks and Copyrights

We have not filed for any protection of our trademarks. The contents of our teaching courses and our website are protected by Canadian and US copyright laws.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Management’s Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.. We do not anticipate that we will generate significant revenues until we have completed our marketing plan and marketed our website sufficiently to generate customers. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our marketing plan.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to begin marketing our website and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Currently we do not have any employees.

Upon completion of our public offering, our specific goal is to complete our marketing strategy and to begin marketing to attract potential customers to our website. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations.

We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. If we are successful in raising the maximum amount of this offering ($130,000 net after anticipated offering expenses), we intend to get new offices and hire a general administrative assistant. We expect the cost of a new office will be approximately $1,000 per month rent, plus $300 per month for utilities such as telephone, fax and internet. If we do not raise the maximum, or close to the maximum, we will continue to use office space donated by our President at no cost. If we only raise the minimum amount, our President will perform most of the administrative tasks required to operate our business. If we raise the full amount and hire an administrative assistant, we expect it will cost us approximately $1,000 per month.

After completing the offering, we will immediately complete the development of our marketing plan to drive traffic and customers to our website. We expect the initial phase of our marketing plan to cost between $20,000 and $25,000. Our initial marketing plan involves hiring a marketing expert as an independent part time contractor to prepare a detailed marketing plan and to assist us in developing marketing relationships.

3. Although we have not yet fully developed our marketing plan, we anticipate that it will involve a combination of search engine optimization, reciprocal marketing relationships, email distributions and possibly mail outs. We intend to hire a marketing consultant on a part time basis within the next three months. We will begin to market our website in North America through traditional sources such as magazines, newspaper advertising, telephone directories and flyers/mailers. We intend to target North Americans who want to make money while traveling abroad. We may use inbound links that connect directly to our website from other sites. Potential customers would be able to click on these links to become connected to our website from search engines or other websites. We believe that it will cost a minimum of $20,000 for our marketing campaign (including costs of our marketing consultant). If we raise the maximum amount of proceeds from the offering, we will devote an additional $5,000 to our marketing program. Marketing is an ongoing matter which will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days of initiating it.

4. We expect that pursuant to the marketing consulting, any reciprocal deals we enter into with other websites or companies, and pursuant to search engine optimization services, we will need to make changes to our website. We have budgeted $5,000 to $10,000 for such changes,

5. If we are successful in generating revenues from our www.ezenglishonline.com website, we intend to develop an affiliated website for English as a Second Language (ESL) students to drive traffic to our www.ezenglishonline.com website. We anticipate the cost of building this website will be between $5,000 and $15,000 and we plan on beginning development of this website within 12 months if we have generated revenues, or otherwise raised additional capital. We do not intend to use the proceeds of this offering towards developing this second website and we will therefore have to rely on revenues or additional financing to realize this part of our business plan.

We currently have available for sale ESL teaching courses on our website and our website is functional with respect to the sale of those teaching courses. As our customer base increases we will up-grade the data base. These upgrades will be ongoing during the life of our operations.

We believe we will begin generating revenues within six months of completing our offering.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to sell ESL teaching courses. We are seeking equity financing to provide for the capital required to market our services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on March 2, 2005 to September 30, 2005

During the period from our inception to September 30, 2005, we hired consultants in the areas of bookkeeping, accounting and web design. We also retained an attorney for the preparation of this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $31,256 of which $19,868 is for professional fees in connection with this offering; $6,138 is for office and general costs; $1,750 for donated rent; and, $3,500 in donated management fees contributed by our President for the development of the business.

Prior to our inception in March, 2005, our President had already been active in interviewing people who had taken the Teaching English as a Second Language (TESL) course and students to determine the strengths and weaknesses of various courses. She talked to Canadians while she was in Canada and also consulted with residents of other countries while she when she was abroad. After our inception in March 2005, our President continued to interview people who might be interested in taking a TESL course, including immigrants to Canada from Europe. We used this information to assist us in designing course material that would combine the solid foundation of traditional TESL course material with the convenience and flexibility of the internet for students. We designed the course so that it would be suitable for different levels of students (wanting to teach English as a foreign language), including beginners. By June 2005 we had completed design of our course material.

In March 2005, we reserved the domain name www.ezenglishonline.com and entered into an agreement with Netnation Communications Inc. to host our website. In April 2005, we retained Crack Marketing to develop our website and by December 2005 the construction of our website and our course material was complete.

Since inception, we sold have sold 4,000,000 shares of common stock to our President for $400.

Liquidity and Capital Resources

As of September 30, 2005, our total current assets were $2,188 in cash, and our total liabilities were $27,794 for a total working capital deficit of $25,606. Andrea Molnar, our President, is owed $9,270 for cash advances and expense paid for on behalf of EZ English. We expect to incur substantial losses over the next two years.

As of September 30, 2005, we had cash equivalents of $2,188, and we believe that we need approximately an additional $58,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

We do not anticipate that EZ English will need to hire any employees in the near future. EZ English plans to engage people as outside contractors and consultants for bookkeeping, legal, accounting, website development and audit functions. Also, we expect to hire one person to provide customer service once the level of customers is sufficient. Until this level is reached, our President will handle customer service herself. As our course is fully automated, including grading, we do not anticipate our customer service needs will be significant for the next few years.

We plan on hiring, within a few months of completing this offering, a part time marketing consultant for North America as a self-employed contractor to assist in marketing who will be paid on a contract basis. The marketing consultant’s duties will be to market our website in areas which may garner customers. We may hire an additional contractor in Europe, in about six months to a year, to provide marketing services in overseas markets. We intend to hire an administrative assistant if the maximum amount of this offering is raised.

EZ English's independent auditors have stated in their report dated January 18, 2006 included herein, that EZ English has incurred operating losses from its inception and that EZ English is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about EZ English's ability to continue as a going concern.

Known Material Trends and Uncertainties

As of September 30, 2005, EZ English has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve EZ English.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors.

Name	Age	Position

Andrea Molnar	38	President, Chief Executive
		Officer, Chief Financial Officer,
		Principal Accounting Officer,
		Treasurer, Secretary, Director

The director will serve as director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of EZ English's affairs.

Andrea Molnar, Director, President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer

Andrea Molnar has been the President, Chief Executive Officer and Chief Financial Officer of EZ English since our inception in March 2005. Andrea Molnar began teaching over a decade ago after obtaining her teaching certificate from University in Hungary. From January 2000 to January 2004, Ms. Molnar was self employed, providing bookkeeping and accounting services to small businesses. Since January 2004 to the present, she has been working as a home realtor with Royal LePage. Ms. Molnar has an Elementary School Teachers Diploma from the Teachers College of Zsambek, Hungary and a Kindergarten Teaching Diploma from Fotgyermekvaros, Hungary. She was issued a TEFL (Teach English as a Foreign Language) and TESL (Teach English as a Second Language) certificate by Vancouver English School Centre in November 2002.

Significant Employees

Other than the executive officers described above, EZ English does not expect any other individuals to make a significant contribution to our business. Once sales have reached an acceptable level to pay our President a full time salary, she will begin devoting herself to our business full time. Our President currently spends about 25 hours a week on our business and the rest of her working time is spent as a realtor. We do not anticipate any conflict of interest from her realty activities.

Audit Committee

The Audit Committee is currently composed of one member, Andrea Molnar. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of EZ English and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of January 30, 2006 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of January 30, 2006, there were 4,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and
	Name and Address of	Nature of
Title of Class		Beneficial	Percent of
	Beneficial Owner	Ownership	Class
		(1)	(%)

Common	Andrea Molnar (2)	4,000,000	100

	All Officers and Directors as a Group	4,000,000	100

1	Includes shares that could be obtained by the named individual within the next 60 days.

2	Andrea Molnar is a director, President, Secretary, CEO and CFO of EZ English.

Changes in Control

There are currently no arrangements which would result in a change in control of EZ English.

Description of Securities

The authorized capital stock of EZ English consists of 100,000,000 common shares, $0.0001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of EZ English, whether voluntary or involuntary, to share equally in the assets of EZ English available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by EZ English's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of EZ English's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. EZ English does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, EZ English's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

Shares Eligible for Future Sale

The 2,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 4,000,000 issued and outstanding shares have been held since March 3, 2005 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

Accountants

Our Audited Financial Statements as of September 30, 2005 have been included in this prospectus in reliance upon Manning Elliott LLP, Chartered Accountants, as experts in accounting and auditing.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Penny Green, Attorney and Barrister and Solicitor, of Bacchus Law Group.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. Other information may be obtained from our website www.ezenglishonline.com.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

Section 145 of the Delaware General Corporation Law (“Delaware Law”) permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney’s fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article 6 of the Bylaws of EZ English states that EZ English shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses, including attorney’s fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation.

The directors and officers of EZ English are not insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by EZ English.

Certain Relationships and Related Transactions

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of January 30, 2006, Andrea Molnar, our President, was the only holder of record of our common stock.

Executive Compensation

Our only executive officer since inception, our President Andrea Molnar, has not been paid any compensation since our inception in March 2005. Our President has donated management services valued at $500 per month since our inception.

Financial Statements
EZ English Online Inc.
(A Development Stage Company)
September 30, 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
EZ English Online Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of EZ English Online Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, cash flows and stockholders’ equity for the period from March 2, 2005 (Date of Inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EZ English Online Inc. (A Development Stage Company) as of September 30, 2005, and the results of its operations and its cash flows for the period from March 2, 2005 (Date of Inception) to September 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has incurred a loss from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 16, 2006

EZ English Online Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

September 30,
2005
$

ASSETS
Current Assets
Cash	2,188
Total Assets	2,188

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	10,118
Accrued liabilities	8,406
Due to related party (Note 3(a))	9,270
Total Liabilities	27,794

Contingent Liability (Notes 1 and 6)

Stockholders’ Deficit
Common Stock (Note 4):
Authorized: 100,000,000 common shares, par value $0.0001
Issued and outstanding: 4,000,000 common shares	400
Donated Capital (Note 3(b))	5,250
Deficit Accumulated During the Development Stage	(31,256)
Total Stockholders’ Deficit	(25,606)
Total Liabilities and Stockholders’ Deficit	2,188

(The accompanying notes are an integral part of these financial statements)
F–2

EZ English Online Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

From
March 2, 2005
(Date of Inception)
to September 30,
2005
$

Revenue	–

Expenses

Office and general	6,138
Management fees (Note 3(b))	3,500
Professional fees	19,868
Rent (Note 3(b))	1,750

Total Expenses	31,256

Net Loss for the Period	(31,256)

Net Loss Per Share – Basic and Diluted	(0.01)

Weighted Average Shares Outstanding	4,000,000

(The accompanying notes are an integral part of these financial statements)
F–3

EZ English Online Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

From
March 2, 2005
(Date of Inception)
to September 30,
2005
$
Operating Activities
Net loss for the period	(31,256)
Adjustment to reconcile net loss to net cash used in operating activities:
Donated services and rent	5,250
Changes in operating assets and liabilities:
Accounts payable	10,118
Accrued liabilities	8,406
Due to related party	5,122
Net Cash Flows Used in Operating Activities	(2,360)
Net Cash Flows Used in Investing Activities	–
Financing Activities
Advances from related party	4,148
Proceeds from issuance of common stock	400
Net Cash Flows Provided by Financing Activities	4,548
Increase in Cash	2,188
Cash – Beginning of Period	–
Cash – End of Period	2,188

Non-Cash Investing and Financing Activities	–
Supplemental Disclosures
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)
F–4

EZ English Online Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficit
From March 2, 2005 (Date of Inception) to September 30, 2005
(Expressed in U.S. dollars)

				Deficit
				Accumulated
				During the
	Common Stock		Donated	Development
		Amount	Capital	Stage	Total
	#	$	$	$	$

Balance – March 2, 2005 (Date of Inception)	–	–		–	–

Common stock issued for cash	4,000,000	400		–	400

Donated services and rent	–	–		–	5,250

Net loss for the period	–	–		(31,256)	(31,256)

Balance – September 30, 2005	4,000,000	400		(31,256)	(25,606)

(The accompanying notes are an integral part of these financial statements)
F–5

EZ English Online Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

1.	Development Stage Company

EZ English Online Corp. (the “Company”) was incorporated in the State of Delaware on March 2, 2005. The Company is based in Vancouver, British Columbia, Canada and its principal business is offering a teacher training course to teach English as a second languate that is available over the Internet.

The Company is in the development stage with management devoting most of its activities to developing a market for its products and services. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue and has never paid any dividends. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. As at September 30, 2005, the Company has a working capital deficiency of $25,606 and has accumulated losses of $31,256 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to offer a minimum of 1,000,000 shares of common stock and a maximum of 2,000,000 shares of common stock at $0.10 per share to raise minimum cash proceeds of $100,000 and maximum cash proceeds of $200,000.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company’s fiscal year end is September 30.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	e)	Financial Instruments

The fair value of financial instruments which include cash, accounts payable, accrued liabilities, and due to related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments.

EZ English Online Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	f)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if- converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	g)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	h)	Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements”. Revenue will consist of online Internet sales of teacher training courses to teach English as a second language, linkage fees to others websites and advertising. Revenue from these sources are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and the lessons are downloaded by customers with payment received by the Company.

	i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	j)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period- specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

EZ English Online Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	j)	Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123“Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

3.	Related Party Transactions

a)

The Company is indebted to the President of the Company for $9,270, which is non-interest bearing, unsecured and due on demand. This debt was incurred for the reimbursement of general and administrative costs of $122, the reimbursement of legal costs of $5,000 and a cash loan of $4,148.

b)

The President of the Company provided management services and office premises to the Company at no charge. Donated services with a fair value of $500 per month and donated office premises with a fair value of $250 per month were charged to operations and recorded as donated capital.

4.	Common Stock

On March 3, 2005 the Company issued 4,000,000 shares of common stock at $0.0001 per share for cash proceeds of $400.

5.	Income Taxes

The Company has adopted the provisions of SFAS 109, “Accounting for Income Taxes”. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has a $26,000 net operating loss to carryforward to offset taxable income in future years which expires in fiscal 2025.

EZ English Online Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

5.	Income Taxes (continued)

The components of the net deferred tax asset at September 30, 2005, and the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

2005
$
Net Operating Loss	26,000
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	9,100
Valuation Allowance	(9,100)
Net Deferred Tax Asset	–

6.	Contingent Liability

The Company is obligated to pay $7,500 in legal fees once the SB-2 Registration Statement is declared effective.

EZ English Online Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Manning Elliott LLP, Chartered Accountants, audited our consolidated financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Section 102 of the Delaware Law as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware Law provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the registrant as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director's duty of loyalty to the registrant or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
  under section 174 of the Delaware Law regarding unlawful dividends and stock purchases; or for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

Our Bylaws provide that:

  we may indemnify our directors and officers to the fullest extent permitted by Delaware law;
  we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our Board of Directors; and
  we may advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Filing fees	$100
Legal fees and expenses	20,000
Accounting fees and expenses	8,000
Printing and marketing expenses	1,000
Miscellaneous	900
Total	$30,000

Recent Sales of Unregistered Securities

Since inception on March 2, 2005, we have sold conducted the following sales of unregistered securities. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act:

  On March 3, 2005, EZ English issued 4,000,000 common shares to our President, Andrea Molnar, at a price of $0.0001 per share for total proceeds of $400.

Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate (Articles) of Incorporation as filed with the Delaware Secretary of State on March 2, 2005
3.2	Bylaws
4	Instrument Defining the Right of Holders - Form of Share Certificate
5.1	Legal Opinion & Consent
10.1	PayPal User Agreement
23.1	Consent of Independent Registered Public Accounting Firm

Undertakings

EZ English hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to:

include any Prospectus required by Section 10(a)(3) of the Securities Act;

reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and

include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2.

that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3.	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4.

in the event that a claim for indemnification against the liabilities, other than the payment by EZ English of expenses incurred and paid by a director, officer or controlling person of EZ English in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this Prospectus, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

In accordance with the requirements of the Securities Act, EZ English Online Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 3rd day of February, 2006.

EZ ENGLISH ONLINE INC.

By:	/s/ Andrea Molnar
Andrea Molnar
President, Director, CEO, CFO, Secretary,
Chief Accounting Officer

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

President, Director, CEO, CFO,
/s/ Andrea Molnar	Secretary, Chief Accounting Officer	February 3, 2006
Andrea Molnar